SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                   FORM 8-K/A
                                (Amendment No. 1)


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): May 18, 2001

                            Cox Communications, Inc.

             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware

                 (State or Other Jurisdiction of Incorporation)


                 1-6590                              58-2112288
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        (Commission File Number)         (I.R.S. Employer Identification Number)


                        1400 Lake Hearn Drive
                           Atlanta, Georgia                        30319
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               (Address of principal executive offices)          (Zip Code)


                                 (404) 843-5000
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              (Registrant's telephone number, including area code)






Item 5.           Other Events.


         As previously disclosed, in January 2001, Cox exercised its right to transfer ownership of its interest in At Home Corporation, referred to as Excite@Home, to AT&T Corp. for shares of AT&T common stock. Subsequently, Cox and AT&T agreed to restructure Cox's put right to provide a more favorable tax structure for AT&T. On May 18, 2001, Cox entered into a share issuance agreement with AT&T and Cox @Home, Inc. At the closing of the share issuance agreement on May 18, 2000, AT&T issued 75 million shares of AT&T common stock to Cox @Home, Cox retained its ownership interest in Excite@Home and Cox's put right terminated. AT&T also granted Cox@Home certain registration rights with respect to the shares it received in the transaction.

         On May 25, 2001, Cox completed the private placement of 25 million shares of the AT&T common stock at a slight discount from the closing market price of the AT&T common stock as of May 21, 2001. Cox also has entered into costless collar arrangements to hedge 22.5 million shares of the AT&T common stock.

         Also on May 25, 2001, Cox tendered 15 million shares of AT&T common stock pursuant to AT&T's offer to exchange shares of AT&T common stock for shares of AT&T Wireless Group tracking stock and received approximately 17.6 million shares of AT&T Wireless Group tracking stock as a result. In June and July 2001, Cox sold 5.0 million shares of AT&T Wireless Group tracking stock in open-market transactions for aggregate net proceeds of approximately $83.1 million. Cox also has entered into a costless collar arrangement to hedge 10 million shares of the AT&T Wireless Group tracking stock.

         On July 9, 2001, AT&T Wireless split off from AT&T Corp. As part of this transaction, all outstanding shares of AT&T Wireless Group tracking stock were redeemed and exchanged for shares of AT&T Wireless Group common stock, and holders of AT&T common stock received a special dividend of 0.3218 shares of AT&T Wireless common stock for each AT&T common share. Cox received approximately 11.3 million special dividend shares, approximately 7.3 million of which are covered by the AT&T common stock collar arrangements mentioned above.



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Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.


         (c)   Exhibits.

      10.1 Share Issuance Agreement, dated May 18, 2001, among AT&T Corp., Cox Communications, Inc. and Cox @Home, Inc. (incorporated by reference to Exhibit 10.1 to Cox's current report on Form 8-K, dated May 18, 2201 and filed May 25, 2001).



      10.2 Registration Rights Agreement, dated May 18, 2001, between Cox @Home, Inc. and AT&T Corp. (incorporated by reference to Exhibit
               10.1 to Cox's current report on Form 8-K, dated May 18, 2201 and filed May 25, 2001).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 12, 2001                             COX COMMUNICATIONS, INC.
                                                 (Registrant)


                                                 By:    /s/ Mark W. Major
                                                    ---------------------------
                                                       Name:  Mark W. Major
                                                       Title:    Treasurer